Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Braden Glasbergen, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	The quarterly report on Form 10-Q of Waste Energy Corp. for the year ended September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Waste Energy Corp.

November 13, 2025

/s/ Braden Glasbergen
Braden Glasbergen
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)